UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 1, 2022

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2022, Statera Biopharma, Inc. (the “Company”) entered a Binding Letter of Intent (“LOI”) with Lay Sciences, Inc. (“Lay”), pursuant to which the Company will manufacture, and test IgY polyclonal antibody products created by Lay. The LOI provides for an exclusivity period of ninety (90) days (the “Exclusivity Period”) for negotiating and finalizing a definitive agreement (the “Definitive Agreement”). During the Exclusivity Period, which begins from the date of the LOI, Lay will not engage in activities with any third party in relation to the acquisition of the Company.

Pursuant to the LOI, (i) Lay shall complete technology transfer to the Company; and (ii) the Company shall (A) assist Lay in testing its current and future products for activity and purity, In consideration of the manufacturing right granted to the Company by Lay, the Company shall (i) issue 500,000 shares of preferred stock of the Company to Lay and (ii) pay up to $500,000 to Lay within 30 days of the execution of the LOI.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Ex. 10.1 to this report and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2022, the Company was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s common stock would be subject to delisting due to the Company’s non-compliance with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company has not yet filed the Form 10-K for the fiscal year ended December 31, 2021 (“Form 10-K”), or the Forms 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 (collectively, “Form 10-Qs”) with the Securities and Exchange Commission. The Company intends to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing.

The Company is diligently working to evidence compliance with the filing requirement; however, there can be no assurance that the Panel will determine to continue the Company’s listing or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

The Company expects and intends to submit the Form 10-K and the Form 10-Qs and intends to file the Form 10-K and Form 10-Qs as soon as practicable.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Company intends to issue shares of preferred stock to Lay pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2022, the Board of Directors of the Company appointed John Kallassy as a director of the Company, effective September 2, 2022, to fill the vacancy created by Randy Saluck’s resignation. Mr. Kallassy will serve in such position until his successor is elected and qualified or until his earlier death, resignation, or removal. Mr. Kallassy will serve as a member of the Board’s audit committee, compensation committee, and nominating and corporate governance committee. The Board has affirmatively determined that Mr. Kallassy is “independent” within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). In addition, Mr. Kallassy is independent under Nasdaq’s heightened independence standards applicable to audit committee and compensation committee members. The Board also appointed Mr. Kallassy as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and Chairperson of the Audit Committee of the Board.

Mr. Kallassy currently serves as Chief Executive Officer and Board Chairman of biotech company Bactana Corp and Chief Financial Officer of animal health biologics company Torigen Pharmaceuticals, Inc. Mr. Kallassy has more than 25 years’ experience in finance and biotech innovation, including roles as CEO of Siemens spinoff Zargis Medical Corp and chief financial officer of Jaguar Health, which he supported through its Nasdaq IPO in 2015. Mr. Kallassy received his bachelor’s degree in biology from the State University of New York at Brockport, studied pharmacology at the University of Leeds, and received his MBA from Cornell’s Johnson Graduate School of Management.

The Company confirms that (1) there is no family relationship between Mr. Kallassy and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Kallassy and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Kallassy and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s intention to enter into a Definitive Agreement, the Company’s intention to request a hearing before the Panel, the Company’s ability to file the Form 10-K and the Form 10-Qs with the SEC. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, https://ir.staterabiopharma.com/financial-information/sec-filings. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Letter of Intent, dated September 2, 2022, by and between Statera Biopharma, Inc. and Lay Sciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: September 6, 2022	By:	/s/ Michael K. Handley
	Name:	Michael K. Handley
	Title:	Chief Executive Officer